UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, the Compensation Committee of the Board of Directors of AsiaInfo-Linkage, Inc. (the “Company”) approved payout amounts to the Company’s Chief Executive Officer (the “CEO”) under the Company’s Employee Incentive Program for fiscal year 2011 (the “2011 EIP”). Details on how payments were calculated under the 2011 EIP for the CEO are set forth in the Company’s definitive proxy statement related to the Annual Stockholders Meeting to be held on April 20, 2012, as filed with the Securities and Exchange Commission on February 28, 2012 (the “Proxy Statement”). As of the filing of the Proxy Statement, the payment amounts under the 2011 EIP were not determined and were omitted from the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table beginning on page 25 of the Proxy Statement. An updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the CEO during fiscal year 2011 is set forth below. Non-equity incentive compensation earned by the other named executive officers is not yet available as of the date of this Report and will be included once it becomes available.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to us by each of our named executive officers for the fiscal years ended December 31, 2009, 2010 and 2011, respectively:

Name and Principal Position	Year	Salary ($)(1) (2)	Stock Awards ($)(1) (3)	Option Awards ($)(1) (3)	Non-Equity Incentive Plan Compensation ($)(1) (4)	All Other Compensation ($)(1) (5)		Total ($)(1) (6)

Steve Zhang, President and Chief Executive Officer	2011 2010 2009	341,222 267,933 203,156	— — 3,242,250	6,547,500 — —	322,914 908,706 596,783	156,168 149,238 88,589	(7)	7,367,804 1,325,877 4,130,778

Jun (Michael) Wu, Executive Vice President and Chief Financial Officer(8)	2011 2010	208,224 74,516	— 1,031,500	960,300 —	— 82,854	51,391 48,192	(9)	1,219,915 1,237,062

Yadong Jin, Executive Vice President, Chief Technology Officer and General Manager of Marketing	2011 2010 2009	111,095 105,176 101,261	— 497,000 458,500	960,300 — —	— 198,283 113,186	19,792 17,197 11,307		1,091,187 817,656 684,254

Guoxiang Liu, Executive Vice President(10)	2011 2010	158,254 78,322	— —	960,300 —	— 325,522	9,353 3,870		1,127,907 407,714

Feng Liu, Vice President and General Manager of R&D of AsiaInfo-Linkage Technologies Division	2011 2010 2009	99,986 94,902 91,702	— — 582,950	611,100 — —	— 156,542 99,050	10,937 9,962 8,975		722,023 261,406 782,677

(1)

All cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of US$1.00=RMB6.8259 for 2009, US$1.00=RMB6.6000 for 2010 and US$1.00=RMB6.3009 for 2011, the exchange rates quoted by the Federal Reserve Bank of New York as of the last working day of 2009 and 2010 and as quoted by the Bank of China as of December 30, 2011, respectively. Any year-to-year increases in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.

(2)	Represents the dollar value of base salary earned during the fiscal years covered.
(3)

Represents the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a discussion of all assumptions made by us in determining the ASC Topic 718 values of our equity awards.

(4)

Represents the dollar value of all earnings for services performed during 2009 and 2010 pursuant to awards under non-equity incentive plans, which are based on certain performance criteria. We expect the non-equity incentive plan compensation earned in 2011 to be calculated in March 2012 and paid in April 2012.

(5)

Includes our contributions for social welfare, Pension Plan, life insurance, health insurance benefits, housing allowance, home visit allowance, children’s education expenses and meal allowances, perquisites and other personal benefits.

(6)	Represents the sum of all compensation reflected in the preceding columns.
(7)	Includes $50,979 for housing allowance and $56,976 for children’s education expenses.
(8)	Mr. Jun (Michael) Wu has served as our Executive Vice President and CFO since August 2010.
(9)	Includes $15,871 for housing allowance and $12,697 for children’s education expenses.
(10)	Mr. Guoxiang Liu has served as our Executive Vice President since July 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: March 21, 2012		/s/ Jun Wu
	Name:	Jun Wu
	Title:	Executive Vice President and Chief Financial Officer